Exhibit 23

Consent of Independent Auditors

     We consent to the incorporation by reference in the registration statement (No. 333-75093) on Form S-8 of Integra Bank Corporation of our report dated April 18, 2003, relating to the financial statements and supplemental schedules of the Integra Bank Corporation Employees’ 401(k) Plan as of and for the year ended December 31, 2002, which appear in the December 31, 2002, annual report on Form 11-K of Integra Bank Corporation.

/s/ BKD, LLP Evansville, Indiana April 18, 2003